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                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER


     AMENDMENT NO. 1, dated as of May 10, 1996 (the "Amendment"), to the Agreement and Plan of Merger (the "Agreement"), dated as of March 15, 1996, between Penn Treaty American Corporation ("Parent") and Health Insurance of Vermont, Inc. (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Agreement provides, among other things, for the merger of a wholly-owned subsidiary of Parent to be formed as soon as practicable following the execution of the Agreement ("Merger Sub") with and into the Company upon the terms and subject to the conditions set forth in the Agreement (the "Merger"); and

     WHEREAS, Parent and the Company have mutually agreed to amend the Agreement to, among other things, modify the acceptable range of the average bid price per share of Parent Common Stock, which is used in the computation of the Final Price (as defined in the Agreement), from no less than $16.00 or no greater than $18.00 to no less than $15.00 or no greater than $20.00 and to extend the date by which the Merger must be consummated from July 31, 1996 to August 31, 1996.

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and intending to be legally bound, Parent and the Company agree as follows:

     1. Subsection 3.1(b)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

     "(iii) The "Final Price" shall mean the average closing bid price of Parent Common Stock on the Nasdaq National Market during the period comprised of the twenty consecutive trading days immediately preceding the fifth business day immediately preceding the Effective Date (such period is hereinafter referred to as the "Measurement Period"), as such closing bid prices are published by the National Association of Securities Dealers Automated Quotation Service; provided, however, that if the average closing price of Parent Common Stock, determined in accordance with the first clause of this sentence, during the Measurement Period is more than $.20 per share higher than the average closing bid price of Parent Common Stock during the Measurement Period, the Final Price shall equal the average closing price per share minus $.20 per share but this adjustment shall not cause the Final Price to be reduced to a price per

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               share less than the average closing bid price of Parent Common
               Stock during the Measurement Period. If the Final Price of Parent Common Stock, determined in accordance with the immediately preceding sentence, is less than $15.00 or greater than $20.00, this Merger Agreement shall terminate; provided, however, that the parties hereto may waive this termination provision in writing."

     2. Subsection 9.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

     "(b) By either Parent or the Company if the Merger shall not have been consummated on or before August 31, 1996 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Merger Agreement or responsible for the failure of the Merger to occur on or before such date)."

     3. Except as provided herein, the Agreement shall remain unchanged and in full force and effect.

     4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.


                              "Company"

                              HEALTH INSURANCE OF VERMONT, INC.


                              By: /s/ John W. Mahoney
                                  ---------------------------------
                                   Title: President

                              "Parent"

                              PENN TREATY AMERICAN CORPORATION


                              By: /s/ A. J. Carden
                                  ---------------------------------
                                   Title: Executive Vice President